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Loral Space & Communications Ltd.
600 Third Avenue
New York, NY 10016


                             FOR IMMEDIATE RELEASE                          NEWS


                                                        Contact: Jeanette Clonan
                                                                 (212) 697-1105


                      LORAL COMMENTS ON GLOBALSTAR ACTIONS

NEW YORK, January 16, 2001 - Loral Space & Communications Ltd. (NYSE: LOR) provided the following comments and information concerning the actions that were announced today by Globalstar, its mobile satellite telephone affiliate.

Bernard L. Schwartz, chairman and CEO of Loral, stated, "The Globalstar system delivers highly valuable services, and Globalstar's actions will provide it with the additional time it needs to expand its customer base, develop new applications and demonstrate its viability. Further, Globalstar's service provider partners have reaffirmed their confidence in Globalstar's business and technology, as well as their commitment to maintain and expand operations in their own territories."

The actions that Globalstar announced today relieve its partners, including Loral, of any necessity to provide additional funding to Globalstar this year. Loral will continue to support its joint participation in service provider franchises in Brazil, Canada, Mexico and Russia.

"Consistent with our November guidance," Mr. Schwartz continued, "Loral ended 2000 with cash and available credit in excess of $440 million. Although Globalstar's actions will reduce Loral's 2001 cash receipts from Globalstar by $140 million, we will continue our current investment programs, including funding the construction of three satellites due to be launched in 2002."

Loral intends to write down its Globalstar investment, including common and preferred equity, and debt, reducing it to an appropriate value in a one-time non-cash charge in the fourth quarter of 2000.



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As of December 31, 2000, Loral's direct and indirect investment in connection with Globalstar's activities totaled about $1.3 billion, which includes about 39 percent of Globalstar's equity and about 27 percent of its debt.

Loral Space & Communications is a high technology company that concentrates primarily on satellite manufacturing and satellite-based services, including transponder leasing and value-added services, domestic and international corporate data networks, global wireless telephony, broadband data transmission and content services, Internet services, and international direct-to-home satellite services. For more information, visit Loral's web site at www.loral.com.

                                      # # #

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, Loral Space & Communications Ltd. or its representatives have made or may make forward-looking statements, orally or in writing. Such forward-looking statements may be included in, but are not limited to, various filings made by the company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. These factors and conditions have been described in the section of the company's annual report on Form 10-K for the fiscal year ended December 31, 1999, entitled "Certain Factors That May Affect Future Results." In addition, these factors and conditions have been described with particular regard to the company's interest in Globalstar, L.P. ("Globalstar") and Globalstar Telecommunications Limited ("GTL"), in the section of the annual report on Form 10-K of Globalstar and GTL for the fiscal year ended December 31, 1999, entitled "Certain Factors That May Affect Future Results." With regard to forward-looking statements concerning Loral CyberStar, Inc. and its business, financial condition, results of operations and prospects, the factors and conditions which could materially affect these statements are described in the section of Loral CyberStar's annual report on Form 10-K for



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the fiscal year ended December 31,
1999, entitled "Certain Factors That May Affect Future Results." The reader is specifically referred to these documents regarding the factors and conditions that may affect future results. We undertake no obligation to update any forward-looking statement.